EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

To the Plan Administrator
Consolidated Graphics, Inc. Employee 401(k) Savings Plan:

We consent to the incorporation by reference in the Registration Statement of Consolidated Graphics, Inc. on Form S-8 of our Report dated June 11, 2004, on our audit of the financial statements of the Consolidated Graphics, Inc. 401(k) Savings Plan as of and for the years ended December 31, 2003 and 2002, which report is included in this Annual Report on Form 11-K.

/s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas
June 24, 2004